EXHIBIT 99.77B


                        ERNST & YOUNG LLP LETTERHEAD

Report of Independent Auditors on Internal Control

Board of Trustees and Shareholders
Common Sense Trust Funds

In planning and performing our audit of the financial statements of the Common Sense Government Fund, Common Sense Growth Fund, Common Sense Growth and Income Fund, Common Sense Municipal Bond Fund, Common Sense Emerging Growth Fund, Common Sense International Equity Fund, and Common Sense Money Market Fund (cumulatively, the "Funds"), constituting the series of the Common Sense Trust (the "Trust"), for the year ended October 31, 1997, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1997.

This report is intended solely for the information and use of the Board of Trustees, shareholders, and management of the Funds and the Securities and Exchange Commission.




                                           ERNST & YOUNG LLP

Houston, Texas
November 14, 1997